UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 22, 2016

Dear Stockholder:

I am writing to address several issues that have arisen relating to Hyperdynamics Corporation (the “Company”) 2016 Annual Meeting to be held January 27, 2016.

Company dissemination of Wilson Group proxy materials filed with the United States Securities and Exchange Commission (the “SEC”)

For purposes of this letter, I refer to Empower Capital, Dr. Gerald Bailey, William Hayden, James Wilson and Andrew Windham, collectively, as the “Wilson Group”.

Over the last several days, stockholders have raised questions regarding why the Company is sending Wilson Group proxy materials to stockholders.  Some stockholders have indicated that doing so has created confusion regarding whether the Company has changed any of its positions regarding the Wilson Group’s proxy solicitation or the Company’s voting recommendations to stockholders.

Let me be absolutely clear, there has been NO CHANGE regarding any of the voting recommendations set forth in the Company’s definitive proxy materials.  The Board continues to urge stockholders to vote FOR all SIX director nominees identified in the Company’s proxy statement and on the WHITE PROXY CARD.

The distribution of Wilson Group proxy materials occurred automatically to those stockholders who signed-up to receive email alerts notifying them of filings made relating to the Company with the SEC (whether the filings were by the Company, the Wilson Group or any other person).  All such filings are automatically added to the Company’s investor relations website and those stockholders who signed up to receive email alerts have automatically received notice of proxy filings by the Wilson Group and the Company.  The Company is not endorsing any Wilson Group nominee.  Please review all filings carefully to identify the party who made the SEC filing.

If you have any questions or comments regarding any information you receive, stockholders can send an email to management from the Investor Relations page of the Company’s website and management will respond as promptly as possible.

12012 Wickchester Lane, Suite 475, Houston, Texas 77079 – Tel: 713-353-9400 – Fax: 713-353-9421

The Wilson Group’s notice of nomination of Andrew Windham for election as a director was untimely under the Company’s Bylaws. No action will be taken on Mr. Windham’s nomination at the Annual Meeting.

The Wilson Group has repeatedly stated in its preliminary proxy statement, filed on January 7, 2016, the amendments thereto and in supplemental proxy materials filed and/or disseminated by the Wilson Group that it has given notice of nomination for four director candidates. Only three of the Wilson Group’s director candidates, Dr. Gerald Bailey, Mr. William Hayden, and Mr. James Wilson were properly noticed under the Company’s Bylaws.

On October 23, 2015, the Company filed with the SEC a Form 8-K notifying stockholders of the Company November 3, 2015 under the Company’s Bylaws to submit notice of any stockholders’ intent to nominate candidates for election as a director at the Annual Meeting of the Stockholders then scheduled to be held on December 15, 2015. The Wilson Group timely submitted notice of its intent to nominate three (3) director nominees, not including Mr. Windham.

On December 17, 2015, after the deadline for submitting notice of intent to nominate a director had passed, the Wilson Group sent a supplemental notice of nomination to the Company’s Corporate Secretary purporting to add Andrew Windham as a fourth (4th) candidate for election as a Company director. Upon receipt of the notice of such additional nominee, the Company informed the Wilson Group in writing that such notice was not timely made under the Company’s Bylaws. Notwithstanding the Company’s communication to the Wilson Group that its notice of nomination of a Mr. Windham was not timely made, the Wilson Group has continued to publish materials soliciting votes for Mr. Windham.

In accordance with its Bylaws, the Company intends to disregard Mr. Windham’s nomination and all votes submitted in favor of his election as a director. The Company will honor all other votes on duly submitted proxy cards.

According to Article I, Section 8(C) of the Company Bylaws, “the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.”

The Wilson Group has indicated that it may file litigation challenging actions taken by the Company pursuant to its Bylaws regarding Mr. Windham.  However, the threat of litigation does not change the fact that the Company must follow the procedures set forth in its duly adopted Bylaws.  The Company cannot treat the Wilson Group differently from all other stockholders.

In addition, Ambassador Moller, an independent director whose re-election was recommended by the Wilson Group, has indicated she has no interest in serving as a director if the Wilson Group nominees were elected to the Board. Ambassador Moller indicated that her willingness to serve on the Board is based upon the good relations and reputation the Company has with the government of Guinea, which she believes is based on the performance of the Company’s executive management in honoring commitments to Guinea and the government’s trust in my leadership of the Company.

As of the date hereof, the Company estimates that is has spent $115,000 to date in connection with the solicitation of Company stockholders relating to the Annual Meeting.

The Company desires to update its original disclosure made in its Definitive Proxy Statement, filed on December 28, 2015, File No. 001-32490, regarding the total amount estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of Company stockholders. With less than a week until the Company’s Annual Meeting of Stockholders, the Company estimates that it has spent $115,000 to date in connection with the solicitation of Company stockholders and expects to spend $125,000 through the date of the Annual Meeting on such solicitation. The amounts referenced in this paragraph exclude the amount of such costs normally spent for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers of the Company.

The time and attention of the Company’s management continues to be highly focuses on maximizing stockholder value.  I assure you that notwithstanding the additional activity that has been required due to the Wilson Group, my energies, my focus and my concern remains firmly fixed to successful completion of our drilling project in Guinea.

Best regards,

/s/ Ray Leonard

President & Chief Executive Officer